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                                                                    Exhibit 4.11

                  REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT dated as of July 27, 1995 between FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI") (the "SHAREHOLDER").

          Terms not otherwise defined herein have the meanings stated in the Restructure Agreement (as defined below).

                            RECITALS


          A. The Shareholder and the Company are parties to the Loan Agreement dated as of December 28, 1993, as amended as of the date hereof and by the Restructure Agreement dated as of the date hereof (the "RESTRUCTURE AGREEMENT"), pursuant to which, concurrently herewith, the Shareholder is acquiring the Tranche B Warrants to purchase the Tranche B Warrant Shares. The Tranche B Warrant Shares acquired by JEDI are referred to as the "REGISTRABLE SHARES".

          B. The Company and The Anschutz Corporation, a Kansas corporation (the "OTHER SHAREHOLDER"), are parties to a Purchase Agreement (the "PURCHASE AGREEMENT") dated as of May 17, 1995, pursuant to which, among other things, (i) on May 19, 1995 the Other Shareholder purchased the Purchaser Note (as defined in the Purchase Agreement) and may, upon the conversion thereof, thereafter acquire the Purchaser Note Conversion Shares (as defined in the Purchase Agreement) and (ii) concurrently herewith the Other Shareholder is purchasing the Purchaser Additional Shares, the Purchaser Preferred Shares and the Tranche A Warrants (each as defined in the Purchase Agreement) and may, upon conversion of the Purchaser Preferred Shares and exercise of the Tranche A Warrants, thereafter acquire the Purchaser Preferred Conversion Shares and the Tranche A Warrant Shares (each as defined in the Purchase Agreement). The Purchaser Note Conversion Shares, the Purchaser Additional Shares, the Purchaser Preferred Conversion Shares and the Tranche A Warrant Shares are collectively referred to as the "OTHER SHAREHOLDER SHARES".

          C. Pursuant to the Purchase Agreement, on May 19, 1995 the Company and the Other Shareholder entered into a Registration Rights Agreement (the "OTHER REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company granted to the Other Shareholder and certain other persons (the Other Shareholder and such other persons, collectively, the "OTHER

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REGISTERING SHAREHOLDERS") certain rights with respect to the registration under the Securities Act of the disposition of the Other Registrable Shares (as defined below).

          D. Concurrently herewith, the Shareholder will execute and deliver to the Other Shareholder the JEDI/Anschutz Option providing for an option to purchase the Tranche B Warrant Shares. The Other Shareholder Shares and, when acquired by the Other Shareholder, the Tranche A Warrant Shares and the Tranche B Warrant Shares are hereinafter referred to as the "OTHER REGISTRABLE SHARES".

          E. The Company and the Shareholder desire to enter into this Agreement providing for the registration under the Securities Act of the disposition of the Registrable Shares.

                            AGREEMENT

          The parties agree as follows:

          Section 1.  REGISTRATION RIGHTS.

                 (a) From and after the date that is the Termination Date (as defined in the JEDI/Anschutz Option) (the "EFFECTIVE DATE") and to and including the tenth anniversary of the Effective Date, subject to extension pursuant to
Section 1(f), on one or more occasions when the Company shall have received the written request of the Shareholder, any pledgee of Registrable Shares from the Shareholder or holders of at least 1,000,000 Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in the Registerable Shares by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like) that shall have been acquired directly or indirectly from the Shareholder, in each case in a transaction or series of transactions not constituting a Rule 144 Transaction (as defined in Section 1(h)) (each such person, when requesting registration under this Section 1 and thereafter in connection with any such registration, being hereinafter referred to as a "REGISTERING SHAREHOLDER"), as expeditiously as practicable the Company shall include not less than 1,000,000 Registrable Shares (as such number may be adjusted) specified by the Registering Shareholder in a Registration Statement (as defined in Section 1(h)). If the requested registration pursuant to this
Section 1(a) shall involve an underwritten offering, the Registering
Shareholder initiating a request for registration of Registrable Shares pursuant to this Section 1(a) shall select (with the consent of the Company, not to be unreasonably withheld) the managing underwriter in connection with the offering and any additional investment bankers and managers to be used in connection with the offering. Notwithstanding anything to the contrary in the foregoing:

          (1) The Company shall not be required to prepare and file pursuant to this Section 1 more than two Registration Statements; PROVIDED, that if 10% or more of the Registrable Shares requested to be registered by the Registering Shareholder initiating a request for registration of Registrable Shares pursuant to this Section 1(a) are excluded


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     from any registration in accordance with Section 1(a)(2) and an investment banking firm of recognized national standing shall advise the Company that the number of the Registerable Shares requested to be registered by the Registering Shareholder was not so great, at the time of the request and in light of the market conditions then prevailing, as would adversely affect the offering, including the price at which the Registerable Shares can be sold, there shall be provided one additional registration under this Section (1)(a)(1) in respect of each such exclusion, and

          (2) if a requested registration pursuant to this Section 1(a) shall involve an underwritten offering, and if the managing underwriter shall advise in writing the Company and the Registering Shareholders that, in its opinion, the number of Registrable Shares of any class proposed to be included in the registration (including securities of the Company which are proposed to be offered by persons other than Registering Shareholders) exceeds the number which would have an adverse effect on the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

               (A) FIRST, all Registrable Shares owned by Registering Shareholders and requested to be included in such registration (if necessary, allocated pro rata among all Registering Shareholders on the basis of the relative number of Registrable Shares each such Registering Shareholder has requested to be included in the registration);

               (B) SECOND, any Other Registrable Shares owned by Other Registering Shareholders and requested to be included in the registration or otherwise (if necessary, allocated pro rata among all Other Registering Shareholders on the basis of the relative number of Other Registrable Shares each such Other Registering Shareholder has requested to be included in the registration); and

               (C) THIRD, any other securities proposed to be included in the registration.


               (b) From and after the Effective Date to and including the tenth anniversary thereof, if the Company shall determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities laws, any offering of any Equity Securities of the Company, whether pursuant to Section 1(a) or otherwise, the Company shall give notice of such determination to each potential Registering Shareholder and Other Registering Shareholder (collectively, the "TRANSACTION REGISTERING SHAREHOLDERS" about which the Company has knowledge; it being understood that without prior notice to the Company, the Company shall not be deemed to have knowledge of the existence of any pledgee of Registrable Shares. The Company shall, as expeditiously as possible and in good faith, include in the registration statement such Registrable Shares and Other Registrable Shares (collectively, the "TRANSACTION REGISTRABLE SHARES"), as those persons shall specify by notice received by the Company not later than 30 days after the giving of the notice by the Company


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(each person so notifying the Company being hereinafter referred to as a
"PIGGY-BACK SHAREHOLDER"). Notwithstanding anything in the foregoing to the contrary,

          (1) the Company shall not be required to include any shares owned by Piggy-Back Shareholders in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing shareholders of the Company;

          (2) if a registration pursuant to this Section 1(b) is made with respect to a registration under Section 1(a) of the Other Registration Rights Agreement, and if the registration involves an underwritten offering, the Other Shareholder shall select (with the consent of the Company, not to be unreasonably withheld) the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as would adversely affect the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

               (A) FIRST, all Other Registrable Shares proposed to be registered pursuant to the request under the Other Registration Rights Agreement (if necessary, allocated pro rata among the Other Registering Shareholders on the basis of the relative number of Other Registrable Shares each such Other Registering Shareholder has requested to be included in the registration); and,

               (B) SECOND, all Registrable Shares owned by Registering Shareholders and requested to be included in the registration (if necessary, allocated pro rata among all the Registering Shareholders on the basis of the relative number of Registrable Shares each such Registering Shareholder has requested to be included in the registration), and

               (C) THIRD, any other securities proposed to be registered by the Company; and

          (3) if a registration pursuant to this Section 1(b) is not made pursuant to a request under Section 1(a) of the Other Registration Rights Agreement, and if the registration involves an underwritten offering, the Company shall select the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as would adversely affect the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:


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               (A)  FIRST, all securities proposed to be registered by the
     Company for its own account,

               (B) SECOND, all Transaction Registrable Shares requested to be included in the registration under Section 1(b) of this Agreement or under
     Section 1(b) of the Other Registration Rights Agreement (if necessary, allocated pro rata among all requesting Transaction Registering Shareholders, on the basis of the relative number of Transaction Registrable Shares, each Transaction Registering Shareholder has requested to be included in the registration); and

               (C) THIRD, any other securities proposed to be registered by the Company other than for its own account;

               (c) The Company shall provide each Registering Shareholder and its representatives reasonable opportunity for due diligence in connection with each registration of Registrable Shares of the Registering Shareholder pursuant to this Section 1.

               (d) At the request of one or more of the Registering Shareholders or the Company in connection with any registration pursuant to this
Section 1, the Company and the requesting Registering Shareholders shall enter into an appropriate underwriting agreement containing terms and provisions customary in agreements of that nature, including provisions with respect to expenses substantially the same as those set forth in Section 2 and provisions with respect to indemnification and contribution substantially the same as those set forth in Section 3.

               (e) Notwithstanding anything herein to the contrary, the Company shall not be required to include in any registration pursuant to this
Section 1 any Registrable Shares owned by a Registering Shareholder (1) if the Company shall deliver to the Registering Shareholder an opinion, satisfactory in form, scope and substance to the Registering Shareholder and addressed to the Registering Shareholder by legal counsel satisfactory to the Registering Shareholder, to the effect that the distribution of Registrable Shares proposed by the Registering Shareholder is exempt from registration under the Securities Act and all applicable state securities laws or (2) if such Registering Shareholder or any underwriter of Registrable Shares shall fail to furnish to the Company the information in respect of the distribution of the shares that may be required under this Agreement to be furnished by the Registering Shareholder or the underwriter to the Company.

               (f) Upon written notice to each Registering Shareholder, the Company may postpone effecting a registration pursuant to this Section 1 on one occasion during any period of nine consecutive months, may require other holders of shares registered pursuant to this Section 1 to refrain from disposing of the shares under the registration or may require Transaction Registering Shareholders to refrain from otherwise disposing of any shares of Equity Securities of the Company owned by them (whether pursuant to Rule 144 under the Securities Act or otherwise), in each case for a reasonable time specified in the notice but not exceeding


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90 days (which period may not be extended or renewed), if (1) an investment banking firm of recognized national standing shall advise the Company and the Registering Shareholders in writing that effecting the registration or disposition would materially and adversely affect an offering of Equity Securities of the Company the preparation of which had then been commenced or
(2) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes would not be in the best interests of the Company. The period during which the rights granted under Section 1 may be exercised by a Registering Shareholder shall be extended by one day beyond the tenth-anniversary of the Effective Date for each day that pursuant to this Section 1(f), the Company postpones effecting a registration, requires the Registering Shareholder to refrain from disposing of Registrable Shares under a registration or otherwise requires the Registering Shareholder to refrain from disposing of shares of Equity Securities of the Company pursuant to this Section 1(f).

               (g) In the event the registration of Registrable Shares shall be required by this Section 1:

          (1) Each Registering Shareholder shall furnish, and shall cause each underwriter of the Registrable Shares of the Registering Shareholder to be distributed pursuant to the registration to furnish, to the Company in writing promptly upon the request of the Company the additional information regarding the Registering Shareholder or the underwriter, the contemplated distribution of the Registrable Shares and the other information regarding the proposed distribution by the Registering Shareholder and the underwriter that shall be required in connection with the proposed distribution by the applicable securities laws of the United States of America and the states thereof in which the Registrable Shares are contemplated to be distributed. The information furnished by any Registering Shareholder or any underwriter shall be certified by the Registering Shareholder or the underwriter, as the case may be, and shall be stated to be specifically for use in connection with the registration.

          (2) The Company shall prepare and file with the Securities and Exchange Commission the Registration Statement, including the Prospectus (as defined in Section 1(h)), under the Securities Act and as required under any applicable state securities laws, on the form that is then required or available for use by the Company to permit each Registering Shareholder, upon the effective date of the Registration Statement, to use the Prospectus in connection with the contemplated distribution by the Registering Shareholder of the Registrable Shares so registered. The Company shall deliver to each Registering Shareholder one executed copy of the Registration Statement and each amendment thereof. If the registration shall have been initiated solely by the Company or shall not have been initiated by the Registering Shareholder, the Company shall not be obligated to prosecute the registration, and may withdraw the Registration Statement at any time prior to the effectiveness thereof, if the Company shall determine in good faith not to proceed with the offering of securities included in the Registration Statement. In all other cases, the Company shall use its best efforts to cause the


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     Registration Statement to become effective and, as soon as practicable after the effectiveness thereof, shall deliver to each Registering Shareholder evidence of the effectiveness and a reasonable supply of copies of the Prospectus. In addition, if necessary for resale by the Registering Shareholders, the Company shall qualify or register in such states as may be reasonably requested by each Registering Shareholder the Registrable Shares of the Registering Shareholder that shall have been included in the Registration Statement; PROVIDED that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any state in which it is not subject to process or qualified as of the date of the request.

          (3) The Company shall use its best efforts to cause the Registration Statement and the Prospectus to remain current, including the filing of necessary amendments and supplements, and shall furnish copies of such amendments and supplements to the Registering Shareholders, so as to permit distributions by the Registering Shareholders during the respective contemplated periods of distribution, but in no event longer than three months from the effective date of the Registration Statement; PROVIDED that the period shall be increased by the number of days that any Registering Shareholder shall have been required by Section 1(f) to refrain from disposing of the Registrable Shares owned by the Registering Shareholder in the distribution. Notwithstanding anything in the foregoing to the contrary, the Company may at any time upon notice to each Registering Shareholder terminate the effectiveness of the Registration Statement or upon notice to any Registering Shareholder withdraw from the Registration Statement the Registrable Shares of the Registering Shareholder if, in the opinion of counsel for the Company, there shall have arisen any legal impediment to the offer of the Registrable Shares made by the Prospectus or if any legal action or administrative proceeding shall have been instituted or threatened or any other claim shall have been made relating to the offer made by the Prospectus or against any of the parties involved in the offer; PROVIDED that, promptly after those matters shall be resolved to the satisfaction of counsel for the Company, pursuant to this Section 1 the Company shall cause the registration of Registrable Shares formerly covered by the Registration Statement that were removed from registration by the action of the Company.

          (4) Each Registering Shareholder shall report to the Company distributions made by the Registering Shareholder of Registrable Shares pursuant to the Prospectus and, upon written notice by the Company that an event has occurred as a result of which an amendment or supplement to the Registration Statement or the Prospectus is required, the Registering Shareholder shall cease further distributions pursuant to the Prospectus until notified by the Company of the effectiveness of the amendment or supplement. Each Registering Shareholder shall distribute Registrable Shares only in accordance with the manner of distribution contemplated by the Prospectus with respect to the Registrable Shares. Each Registering Shareholder, by participating in a registration pursuant to this Section 1, acknowledges that the remedies of the Company at law for failure by the Registering Shareholder to comply with the undertaking contained in this
     Section 1(g) would be inadequate and that the failure would not be adequately compensable in


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     damages and would cause irreparable harm to the Company, and therefore agrees that undertakings made by the Registering Shareholder in this
     Section 1(g) may be specifically enforced.

          (5) The Company shall deliver to the Registering Shareholders, their counsel and the underwriters, if any, of Registrable Shares owned by Registering Shareholders to be distributed pursuant to such registration, the certificates, opinions of counsel and comfort letters that are customarily delivered in connection with underwritten public offerings.

               (h) For the purposes of this Section 1, the following terms shall have the following meanings:


          (1) "ACTION" against any person means an action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or in equity or before any Governmental Body.

          (2) "AFFILIATE" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its subsidiaries, (2) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its subsidiaries or (3) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its subsidiaries. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          (3) "CONSOLIDATED SUBSIDIARY" of a person at any date means any subsidiary of the person or other entity the accounts of which would be consolidated with those of the person in its consolidated financial statements as of that date.

          (4) "EQUITY SECURITIES" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

          (5) "REGISTRATION STATEMENT" means a registration statement filed by the Company in accordance with Section 1(g)(2), including exhibits and financial statements thereto, in the form in which it shall become effective and, in the event of any amendment thereto after the effective date of the registration statement, also means (from and after the effectiveness of the amendment) the registration statement as so amended;


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          (6)  "RULE 144 TRANSACTION" means a transaction involving the sale of
     Registrable Shares to a person other than an affiliate of the Company under circumstances in which all of the applicable conditions of Rule 144 or Rule 144A (or any similar provisions then in force) under the Securities Act are satisfied.

          (7) "PROSPECTUS" means the prospectus relating to the Registrable Shares owned by the Registering Shareholders included in a Registration Statement at the time it becomes effective and, in the event of any amendment or supplement to the Prospectus after the effective date of the Registration Statement, also means (from and after the effectiveness of the amendment or the filing with the Securities and Exchange Commission of the supplement) the Prospectus as so amended or supplemented; and

     SECTION 2. EXPENSES.

               (a)  The Company shall bear all expenses of the following:

          (1) preparing, printing and filing each Registration Statement and Prospectus and each qualification required to be filed under federal and state securities laws in connection with a registration pursuant to
     Section 1;

          (2) furnishing to each Registering Shareholder one executed copy of the related Registration Statement and the number of copies of the related Prospectus that may be required by Sections 1(g)(2) and 1(g)(3) to be so furnished, together with a like number of copies of each amendment or supplement;

          (3)  performing its obligations under Section 1(g)(5);

          (4) printing and issuing share certificates, including the transfer agent's fees, in connection with each distribution so registered; and

          (5) preparing audited financial statements required by the Securities Act and the rules and regulations thereunder to be included in the Registration Statement and preparing audited financial statements for use in connection with the registration other than audited financial statements required by the Securities Act and the rules and regulations thereunder;

          (6) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties;

          (7)  listing of the Registrable Shares; and

          (8) fees and expenses of any special experts retained by the Company in connection with the registration.



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               (b)  The Registering Shareholders shall bear all other expenses incident to the distribution by the respective Registering Shareholders of their Registrable Shares in connection with a registration pursuant to
Section 1, including without limitation the selling expenses of the Registering Shareholders, commissions, underwriting discounts, insurance, fees of counsel for the Registering Shareholders and their underwriters.

          SECTION 3.  INDEMNIFICATION


               (a) The Company shall indemnify and hold harmless each Registering Shareholder participating in a registration pursuant to Section 1, each underwriter of any of the Registrable Shares owned by the Registering Shareholder to be distributed pursuant to the registration, each partner in each Registering Shareholder, the officers and directors of the Registering Shareholder and the underwriter and each person, if any, who controls the Registering Shareholder, each partner in each Registering Shareholder or the underwriter within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Registering Shareholder and each other person indemnified pursuant to this Section 3(a) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that the Company shall not be liable in any case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Registering Shareholder or underwriter for a Registered Shareholder specifically for use in the Registration Statement or the Prospectus.


               (b) Each Registering Shareholder, by participating in a registration pursuant to Section 1, thereby agrees to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each other person indemnified pursuant to this Section 3(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that this Section 3(b) shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Registering Shareholder specifically for use in the Registration Statement or the Prospectus.


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               (c)  If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any person indemnified under this Section 3, the indemnified person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense of the action or proceeding, including the employment of counsel satisfactory to the indemnified person and the payment of all expenses. The indemnified person shall have the right to employ separate counsel in any action or proceeding and to participate in the defense of the action or proceeding, but the fees and expenses of that counsel shall be at the expense of the indemnified person unless

          (1) the indemnifying party shall have agreed to pay those fees and expenses; or

          (2) the indemnifying party shall have failed to assume the defense of the action or proceeding or shall have failed to employ counsel reasonably satisfactory to the indemnified person in the action or proceeding; or

          (3) the named parties to the action or proceeding (including any impleaded parties) include both the indemnified person and the indemnifying party, and the indemnified person shall have been advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying party (in which case, if the indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified person; it being understood, however, that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified person, which firm shall be designated in writing by the indemnified person).

The indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceedings, the indemnifying party shall indemnify and hold harmless the indemnified person from and against any loss or liability by reason of the settlement or judgment.


               (d) If the indemnification provided for in this Section 3 is unavailable to an indemnified person (other than by reason of exceptions provided in this Section 3) in respect of losses, claims, damages, liabilities or expenses referred to in this Section 3, then each applicable indemnifying party, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified person on the other in connection with the statements or omissions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified person and by these persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the person in connection with investigating or defending any action or claim.

               (e) Each Registering Shareholder participating in a registration pursuant to Section 1 shall cause each underwriter of any of the Registrable Shares owned by the Registering Shareholder to be distributed pursuant to the registration to agree in writing on terms reasonably satisfactory to the Company to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successors provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company and each other person indemnified pursuant to the agreement for any legal or any other expense reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action; PROVIDED that the agreement shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the underwriter specifically for use in the Registration Statement or the Prospectus.

          SECTION 4.  TRANSFER RESTRICTIONS.

               (a) The Shareholder acknowledges that the Company issued and sold the Registrable Shares owned by the Shareholder in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. The Shareholder represents that (1) it has acquired the Tranche B Warrants for investment and without any view toward distribution of any of the shares to any other person, (2) it will not sell or otherwise dispose of the Registrable Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and (3) before any sale or other disposition of any of the Registrable Shares other than in a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 for the sale, it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.

               (b) Each certificate for Registrable Shares and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act and except as provided below, shall bear the legends to the following effect:

          (1) "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

          (2) "The shares represented by this certificate are subject to the restrictions contained in the Registration Rights Agreement dated as of __________, 1995, a copy of which is on file at the office of the Secretary of the Company."

          (3) "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

               (c) The legend stated in Section 4(b)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

               (d) The legend stated in Section 4(b)(2) shall be removed at such time as the related securities are no longer subject to this Agreement.

          SECTION 5. FILINGS. The Company shall make all filings with the Securities and Exchange Commission required in order to make available to the holders of Registrable Shares the exemption from the registration requirements provided by Rule 144 (or any successor regulation) under the Securities Act.

          SECTION 6. MERGER, CONSOLIDATION, EXCHANGE, ETC. In the event, directly or indirectly, (1) the Company shall merge with and into, or consolidate with, or consummate a share exchange pursuant to Article 9 of the New York Business Corporation Law (or successor provisions or statutes) with, any other person, or (2) any person shall merge with and into, or consolidate, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Shares shall be changed into or exchanged for stock or other securities of any other person, then, in each such case, proper provision shall be made so that such other person shall be bound by the provisions of this Agreement and the term "Company" shall thereafter be deemed to refer to such other person.

          SECTION 7.  OTHER AGREEMENTS.

               (a) The Company shall cause the Other Registration Rights Agreement at all times to contain provisions consistent with clause (2) of the last sentence of Section 1(a) and with clauses (2) and (3) of the last sentence of Section 1(b) (collectively, the "Priority Clauses").


               (b) The Company, on behalf of itself and its Affiliates (other than a Registering Shareholder), agrees (1) not to effect any public sale or distribution of any securities similar to the Registrable Shares being registered pursuant to this Agreement or any securities convertible into or exchangeable or exercisable for such Registrable Shares during the 14 days prior to, and during the 90-day period beginning on, the effective date of the Registration Statement (except (x) on Form S-4 or Form S-8 (or comparable form) or (y) as part of the Registration Statement; PROVIDED, that with respect to clause (y) in the case of a registration pursuant to Section 1(a) the Registering Shareholder initiating the registration consents to such inclusion), or the commencement of a public distribution of Registrable Shares; (2) not to enter into any agreement inconsistent with any of the Priority Clauses or any other provision of this Agreement; (3) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any of the securities during the periods described in clause (1) of this Section 7(b), in each case including a sale in a Rule 144 Transaction (except as part of any such registration, if permitted); PROVIDED, the provisions of this Section 7(b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities or the issuance of Common Stock in lieu of cash dividends otherwise payable in respect of the Convertible Preferred Stock.


               (c) If and to the extent requested by the Company in the case of a non-underwritten public offering and if and to the extent requested by the managing underwriter in the case of an underwritten public offering, the Registering Shareholder agrees not to effect any public sale or distribution of any securities similar to the securities being registered or any securities convertible into or exchangeable or exercisable for such securities during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration agreement).

          SECTION 8. NOTICES. All notices, requests and other communications to any party under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 9. NO WAIVERS; REMEDIES. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.  AMENDMENTS, ETC.

               (a) No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

               (b) If and so long as any Other Registrable Shares remain subject to the Other Registration Rights Agreement, (1) the Company shall not agree to any amendment or modification of this Agreement without the prior written consent of the Other Shareholder and (2) the Company shall not agree to any amendment or modification of the Other Registration Rights Agreement without the prior written consent of the Shareholder.

          SECTION 11.  SUCCESSORS AND ASSIGNS.

               (a) The Shareholder may assign to any transferee of Tranche B Warrants or Registrable Shares its rights and delegate its obligations under this Agreement; provided that such transferee assignee shall accept those rights and assume those obligations for the benefit of the Company in writing in form reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the "Shareholder", and all comparable references, shall be deemed to be references to the transferee, and the Shareholder shall be released from any obligation or liability under this Agreement with respect to the Tranche B Warrants or Registrable Shares so transferred.

               (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns pursuant to Section 11(a). The provisions of
Section 10(b) shall inure to the benefit of the Other Shareholder.

          SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the Company and the Shareholder shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 13. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 14. SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 15. HEADINGS AND REFERENCES. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 16. ENTIRE AGREEMENT. Except as otherwise specifically provided in the following sentence, the Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents.

          SECTION 17. SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party to this Agreement contained in or made pursuant to this Agreement shall survive each Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

          SECTION 18. NON-EXCLUSIVE JURISDICTION. Each party (1) agrees that any legal action with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions.

          SECTION 19. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

          SECTION 20. AFFILIATE. Nothing contained in this Agreement shall constitute the Shareholder an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

                  ----------------------------

          IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first written above in New York, New York.

                                  FOREST OIL CORPORATION


                                  By:/s/ Robert S. Boswell
                                     --------------------------------
                                      Robert S. Boswell
                                      President


                                  Address:  1500 Colorado National Building
                                            950 - 17th Street
                                            Denver, Colorado  80202

                                  Telecopy:  (303) 592-2602


                                  JOINT ENERGY DEVELOPMENT
                                   INVESTMENTS LIMITED
                                   PARTNERSHIP
                                  By:  Enron Capital Corp., its General Partner


                                  By:/s/ Clifford P. Hickey
                                     --------------------------------
                                      Name:  Clifford P. Hickey
                                      Title: Attorney-in-fact


                                   Address:  Joint Energy Development Investment
                                               Limited Partnership
                                             Attention:  Keith Power


                                   Telecopy:  (713) 646-3602
                                             ------------------------

                                   With a copy to:

                                   Enron Capital & Trade
                                   Resources Corp.
                                   1200 17th Street, Suite 2750
                                   Denver, Colorado  80202
                                   Attention:  Mr. Clifford Hickey
                                   Telecopier:  (303) 534-2205



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